As filed with the Securities and Exchange Commission on December 5, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	34-1712937
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Airport Industrial Drive, Suite 100

Ball Ground, Georgia 30107

(770)721-8800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Herbert G. Hotchkiss

Vice President, General Counsel & Secretary

Chart Industries, Inc.

2200 Airport Industrial Drive, Suite 100

Ball Ground, Georgia 30107

(770) 721-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Matt Stevens

Michael J. Blankenship

Justin F. Hoffman

Winston & Strawn LLP

800 Capitol Street, Suite 2400 Houston, TX 77007-1090

Tel: (713) 651-2678

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule462(e)under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

Chart Industries, Inc. (“we,” “us,” “our”) or selling security holders may offer to sell any of the following securities from time to time:

•	common stock;

•	preferred stock;

•	depository shares;

•	debt securities;

•	warrants to purchase debt securities, common stock or preferred stock;

•	subscription rights; and

•	stock purchase contracts or stock purchase units.

The securities may be offered by us or by selling security holders in amounts, at prices and on terms determined at the time of the offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 18 of this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “GTLS.” Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. Seethe section entitled “Risk Factors” on page 2 of this prospectus, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 5, 2022.

We have not authorized anyone to provide you with any information other than the information contained in or incorporated by reference into this prospectus or any prospectus supplement, and in other offering material, including free writing prospectuses, if any, or information contained in documents to which you are referred by this prospectus or any prospectus supplement, or in other offering material, if any. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not offering to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we and certain security holders may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with only a general description of the securities we or selling security holders may offer. It is not meant to be a complete description of any security. Each time we or selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled “Where You Can Find More Information” and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Unless we state otherwise or the context otherwise requires, references to “Chart,” the “Company,” “us,” “we” or “our” in this prospectus mean Chart Industries, Inc. and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the following documents:

(a)	Annual Report on Form 10-K for the year ended December 31, 2021;

(b)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022;

(c)	Current Reports on Form 8-K filed with the SEC on May 18, 2022, November 9, 2022, November 22, 2022 and December 5, 2022;

(d)

Proxy Statement on Schedule 14A filed with the SEC on April  8, 2022 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021);

(e)	The description of our common stock contained in our Registration Statement on Form 8-A filed on January 27, 2021, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(f)	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of the offering of securities under this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus and the documents we incorporate by reference may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. Forward-looking statements contained or incorporated by reference in this prospectus or in other offering material (including future cash contractual obligations, liquidity, cash flow, orders, results of operations, projected revenues, and trends, among other matters) are made based on management’s expectations and beliefs concerning future events impacting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by forward-looking statements. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to:

•	the cyclicality of the markets we serve and the vulnerability of those markets to economic downturns;

•	the COVID-19 pandemic may disrupt our operations and could adversely affect our business in the future;

•	changes in the energy industry, including pricing fluctuations and reductions and capital expenditures could harm our business, financial condition, and results of operations;

•	the loss of, or a significant reduction or delay in purchases, by our largest customers;

•	our ability to successfully control our costs and efficiently manage our operations;

•	decreases in demand for our products resulting from lower energy prices;

•	the impairment of our goodwill and other indefinite-lived intangible assets;

•	degradation of our backlog as a result of modification, termination or reduction of orders;

•	our ability to successfully acquire or integrate companies that provide complementary products or technologies;

•	our exposure to product liability and warranty claims;

•	changes in governmental energy policies or expected changes that fail to materialize;

•	our ability to manage our fixed-price contract exposure;

•	our reliance on key suppliers and service providers;

•	fluctuations in foreign currency exchange and interest rates;

•	provisions in our amended and restated certificate of incorporation and amended and restated bylaws and other agreements and in Delaware law may discourage a takeover attempt;

•	the issuance of common stock upon conversion of our 1.00% Convertible Senior Subordinated Notes due November 2024 could cause dilution to the interests of our existing stockholders

•	our operations could be impacted by the effects of severe weather;

•	general economic, political, business and market risks associated with our international operations and transactions;

•	changes in U.S. trade policy, tariffs and import or export regulations;

•	failures in our data privacy and data security systems;

•	financial distress of third parties that we do business with or that could have an impact on those we do business with;

•	our ability to protect our intellectual property and know-how;

•	the costs of compliance with environmental, health and safety laws and responding to potential liabilities under these laws;

•	the underfunded status of our pension plan;

•	potential violations of worldwide anti-corruption laws;

•	our ability to comply with regulations applicable to us as a provider of products to the U.S. government;

•	inability to achieve expected pricing increases or continued supply chain challenges including volatility in raw materials and supply;

•	the conflict between Russia and Ukraine, including potential energy shortages in Europe, may adversely affect our business, financial condition and results of operations;

•

the conditions to the completion of the acquisition of Howden (the “Acquisition”) may not be satisfied or the regulatory approvals required for the Acquisition may not be obtained on the terms expected, on the anticipated schedule, or at all;

•	the closing of the Acquisition may not occur or may be delayed;

•	we may be unable to achieve the anticipated benefits of the Acquisition (including with respect to synergies);

•	revenues following the Acquisition may be lower than expected while operating costs, customer losses, and business disruption resulting from the Acquisition may be greater than expected;

•	risks associated with our indebtedness, leverage, debt service and liquidity; and

•	other risks described in Part I—Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2021, and from time to time in our other SEC filings.

These statements reflect current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus, the date of any applicable prospectus supplement, the date of any free writing prospectus or the date of the documents incorporated by reference herein that include forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent estimates and assumptions only as of the date hereof. We do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made.

You should read this prospectus, any accompanying prospectus supplement and the documents that are referenced and which have been incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements are qualified by these cautionary statements.

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THE COMPANY

Chart Industries, Inc. is a leading independent global manufacturer of highly engineered cryogenic equipment servicing multiple applications in the industrial gas and clean energy markets. Our unique product portfolio is used in every phase of the liquid gas supply chain, including upfront engineering, service and repair. Being at the forefront of the clean energy transition, Chart is a leading provider of technology, equipment and services related to liquefied natural gas, hydrogen, biogas, CO2 Capture and water treatment, among other applications. We are committed to excellence in environmental, social and corporate governance (“ESG”) issues both for our company as well as our customers. With over 25 global manufacturing locations from the United States to Asia, India and Europe, we maintain accountability and transparency to our team members, suppliers, customers and communities.

Our reportable segments, which are also our operating segments, are as follows: Cryo Tank Solutions, Heat Transfer Systems, Specialty Products and Repair Service & Leasing. Our Cryo Tank Solutions segment, which has principal operations in the United States, Europe and Asia, serves geographic regions around the globe, supplying bulk, microbulk and mobile equipment used in the storage, distribution, vaporization, and application of industrial gases and certain hydrocarbons. Our Heat Transfer Systems segment, with principal operations in the United States and Europe, also serves geographic regions globally, supplying mission critical engineered equipment and systems used in the separation, liquefaction, and purification of hydrocarbon and industrial gases that span gas-to-liquid applications. Operating globally, our Specialty Products segment supplies products used in specialty end-market applications including hydrogen, LNG, biofuels, CO2 Capture, food and beverage, aerospace, lasers, cannabis and water treatment, among others. Our Repair, Service & Leasing segment provides installation, service, repair, maintenance, and refurbishment of cryogenic products globally in addition to providing equipment leasing solutions.

Our principal executive offices are located at 2200 Airport Industrial Drive, Suite 100, Ball Ground, Georgia 30107. Our telephone number is (770) 721-8800. Our website address is www.chartindustries.com. The information on or accessible through our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risk factors described in Part I—Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2021, and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks, as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information” on page 20 of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds of any offering of our securities for working capital, acquisitions, repayment of debt and other general corporate purposes. We will have significant discretion in the use of any net proceeds. The net proceeds from the sale of securities may be invested temporarily until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of our securities in an applicable prospectus supplement or other offering material related to the offered securities.

Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling security holders.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, stock purchase contracts and stock purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of any security. At the time of an offering and sale, this prospectus, together with the accompanying prospectus supplement, will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and of certain provisions of Delaware law do not purport to be complete and are subject to and qualified in their entirety by reference to our Amended and Restated Certificate of Incorporation (the “certificate of incorporation”), our Amended and Restated By-Laws (the “bylaws”) and the General Corporation Law of the State of Delaware (the “DGCL”). Copies of our certificate of incorporation and bylaws have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part.

As used in this “Description of Capital Stock,” the terms “we,” “our” and “us” refer only to Chart Industries, Inc., a Delaware corporation, and not, unless otherwise indicated, to any of our subsidiaries.

As of the date hereof, our authorized capital stock consists of 160,000,000 shares, of which 150,000,000 shares are common stock, par value $0.01per share, and 10,000,000 shares are preferred stock, par value $0.01 per share. As of December 5, 2022, there were 36,639,362 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. All of our outstanding shares of common stock are fully paid and non-assessable.

Our common stock is listed on the New York Stock Exchange under the symbol “GTLS.”

Common Stock

Voting Rights. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Subject to the rights of the holders of any preferred stock that may be outstanding, holders of our common stock are entitled to receive and to share equally and ratably, share for share dividends as may be declared by our board of directors out of funds legally available to pay dividends. Dividends upon our common stock may be declared by the board of directors out of funds legally available to pay dividends at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock. Before payment of any dividend, there may be set aside out of any of our funds available for dividends, such sums as the board of directors deems proper as reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any of our property, or for any proper purpose, and the board of directors may modify or abolish any such reserve. Our senior secured credit facility imposes, and the terms of any instruments or agreements governing our future indebtedness may impose, restrictions on our ability to declare dividends with respect to our common stock.

Liquidation Rights. Upon liquidation, dissolution, distribution of assets or other winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding preferred stock. Neither a sale of substantially all of the property and assets of the Company nor a consolidation or merger of the Company into another corporation shall be deemed a liquidation of the Company.

Other Matters. The common stock has no preemptive or conversion rights and is not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of such series;

•	the number of shares to constitute such series;

•	the voting powers and rights (if any) of the shares of such series;

•

if such series has voting rights, whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of the common stock or one or more other series of preferred stock;

•

the preferences and relative, participating, optional, conversion or other special rights (if any) of such series and the qualifications, limitations or restrictions (if any) with respect to such series;

•

the redemption rights and price(s), if any, of such series, and whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund of funds are to be established, the periodic amount thereof and the terms and provisions relative to the operation thereof;

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the dividend rights and preferences (if any) of such series, including, without limitation, (A) the rates of dividends payable thereon, (B) the conditions upon which and the time when such dividends are payable, (C) whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate and (D) whether or not the payment of such dividends shall be preferred to the payment of dividends payable on the common stock or any other series of preferred stock;

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the preferences and special rights (if any), and the amounts thereof, which the holders of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of, or upon any distribution of the assets of, the Company;

•

whether or not the shares of such series, at the option of the Company or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for (A) shares of common stock, (B) shares of any other series of preferred stock or (C) any other stock or securities of the Company or any other corporation;

•

if such series is to be convertible or exchangeable, the price or prices or ratio or ratios or rate or rates at which such conversion or exchange maybe made and the terms and conditions (if any) upon which such price or prices or ratio or ratios or rate or rates may be adjusted; and

•	such other rights, powers and preferences with respect to the series as our board of directors may deem advisable.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Certain provisions of our certificate of incorporation and bylaws, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Removal of Directors; Vacancies. Our certificate of incorporation provides that any director may be removed with or without cause, at any time by the affirmative vote of holders of at least 75% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our bylaws also provide that any vacancies on our board of directors will be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by the sole remaining director.

No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the certificate of incorporation provides otherwise. Our certificate of incorporation prohibits cumulative voting.

Calling of Special Meetings of Stockholders. Our certificate of incorporation and bylaws provide that special meetings of our stockholders may be called at any time only by the chairman of the board of directors, the board of directors or a committee of the board that has been designated by the board of directors.

Stockholder Action by Written Consent. The DGCL permits stockholder action by written consent unless otherwise provided by the certificate of incorporation. Our certificate of incorporation precludes stockholder action by written consent.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the anniversary date of the preceding year’s annual meeting of stockholders or at such other time as specified in our bylaws. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Supermajority Provisions. The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation’s certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation provides that the following provisions in our certificate of incorporation and bylaws may be amended, altered, repealed or rescinded by stockholders only if approved by a vote of at least 75% of the voting power of all of the outstanding shares of our stock entitled to vote generally in the election of directors:

•	the removal of directors;

•	the limitation of stockholder action by written consent;

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the ability to call a special meeting of stockholders being vested solely in our chairman of the board, our board of directors and any committee of the board of directors that has been designated by our board of directors;

•	the advance notice requirements for stockholder proposals and director nominations; and

•	the amendment provision requiring that the above provisions be amended only with a 75% supermajority vote.

In addition, our certificate of incorporation grants our board of directors the authority to amend or repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our certificate of incorporation.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director, except:

•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends); or

•	for transactions from which the director derived improper personal benefit.

Our certificate of incorporation and bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to, and do, carry directors’ and officers’ insurance providing coverage for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment maybe adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We have entered into indemnification agreements with each of our directors and officers providing for additional indemnification protection beyond that provided by the directors’ and officers’ liability insurance policy. In the indemnification agreements, we have agreed, subject to certain exceptions, to indemnify and hold harmless the director or officer to the maximum extent then authorized or permitted by the provisions of the certificate of incorporation, the DGCL, or by any amendment(s) thereto.

Delaware Anti-Takeover Statute

We have opted out of Section 203 of the DGCL. Subject to specified exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Listing

Our common stock trades on the New York Stock Exchange under the symbol “GTLS.”

Authorized but Unissued Capital Stock

The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as our common stock is listed on the New York Stock Exchange , require stockholder approval of certain issuances (other than a public offering) equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, as well as for certain issuances of stock in compensatory transactions. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

DESCRIPTION OF DEPOSITARY SHARES

The following description of depositary shares is only a summary and is qualified by any prospectus supplement, deposit agreement and depositary receipt used in connection with the issuance of each series of preferred stock issued through the use of depositary shares. Therefore, you should read carefully the more detailed description that would be contained in any prospectus supplement and form of deposit agreement and depositary receipt, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We may offer fractional shares of preferred stock by issuing receipts for depositary shares. The shares of any series of preferred stock represented by depositary shares will be deposited with a bank or trust company and the holders will be issued a depositary receipt entitling them, in proportion to the fraction of a share the receipt represents, to all the rights and preferences of the preferred stock, as more fully described above under the heading “Description of Capital Stock—Preferred Stock.”

The bank or trust company that will be the depositary will function as the intermediary between the Company and the holders of the depositary receipts. Dividends and other distributions will be provided to the depositary for ultimate distribution to the holders. Redemption of the depositary shares and voting the underlying preferred stock will also be coordinated through the depositary. Holders will have the right to surrender their depositary receipts to the depositary and be entitled to receive whole shares of preferred stock that are represented by such receipts. Though the preferred stock will continue to have all of the rights and preferences, there may be no market opportunity to trade such stock and once withdrawn from the depositary, it may not be redeposited.

We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the applicable series of preferred stock and any exchange or redemption of such series of preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

DESCRIPTION OF DEBT SECURITIES

From time to time, we may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that are offered under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We will issue the debt securities under either the senior indenture or the subordinated indenture that we will enter into with the trustee named in the applicable indenture. If we offer senior debt securities, we will issue them under the senior indenture. If we issue subordinated debt securities, we will issue them under the subordinated indenture. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. Unless the context requires otherwise, whenever we refer to the indenture, we are referring to the senior indenture or the subordinated indenture, as applicable, and we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

The following summary of material provisions of the debt securities and the indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable, whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us inwriting, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee incompliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder orby wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Provisions Relating only to the Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities or shares of preferred stock or common stock.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The terms and conditions of the warrants will be described in the specific warrant agreement and the applicable prospectus supplement relating to such warrants. Each applicable prospectus supplement relating to such warrants may also describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such warrants. A form of warrant agreement, including the form of certificate representing the warrants, which contain provisions to be included in the specific warrant agreements that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit or incorporated by reference into the registration statement of which this prospectus forms a part. A holder or prospective purchaser of our warrants should refer to the provisions of the applicable warrant agreement (and prospectus supplement) for more information.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. Each applicable prospectus supplement may also describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such subscription rights. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates.

The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase our common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. Each applicable prospectus supplement may also describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

SELLING SECURITY HOLDERS

Information about selling security holders, if any, will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities being offered hereby in the following manner or any manner specified in a prospectus supplement:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling securityholders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the securityholder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Winston & Strawn LLP, Houston, Texas. Additional legal matters may be passed upon for us, any selling security holder or any underwriter, dealer or agent, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Chart Industries, Inc. and subsidiaries as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021 incorporated by reference in this Prospectus, and the effectiveness of Chart Industries, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Granite Holdings II B.V. appearing in Chart Industries, Inc.’s Current Report on Form 8-K dated December 5, 2022, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto are available to the public on the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at www.chartindustries.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. See “Incorporation by Reference.”

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

You may request a copy of these filings and any exhibit incorporated by reference in these filings at no cost, by writing or telephoning us at the following address or number:

Chart Industries, Inc.

2200 Airport Industrial Drive, Suite 100

Ball Ground, Georgia 30107

(770) 721-8800

Attention: Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS ITEM 14.

ITEM 14:	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate, subject to future contingencies, of the expenses to be incurred by Chart in connection with the issuance and distribution of the securities being registered:

Amount to be paid
Registration fee*	$
Legal fees and expenses**
Trustee fees and expenses**
Accounting fees and expenses**
Printing fees**
Rating agency fees**
Miscellaneous**
Total	$

*	Deferred in accordance with Rule 456(b) and 457(r) under the Securities Act.
**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

ITEM 15:	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws for Chart Industries, Inc. provide for such limitations on liability.

The Company has entered into indemnification agreements with each of its directors and officers providing for additional indemnification protection beyond that provided by the Company’s directors and officers liability insurance policy. In the indemnification agreements, the Company has agreed, subject to certain exceptions, to indemnify and hold harmless the director or officer to the maximum extent then authorized or permitted by the provisions of the Amended and Restated Certificate of Incorporation, the DGCL, or by any amendment(s) thereto.

The above description is a general summary only and is qualified in its entirety by reference to applicable provisions of Delaware law, as well as by the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws and applicable agreements between the Company and its directors and officers.

In any underwriting agreement we enter into in connection with the sale of securities being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

ITEM 16:	EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)).

3.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 19, 2008 (File No. 001-11442)).

4.1	Form of Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1(File No. 333-133254)).

4.2**	Form of Senior Indenture.

4.3**	Form of Subordinated Indenture.

4.4*	Form of Deposit Agreement, including form of depositary receipt

4.5*	Form of Subscription Rights Agreement

4.6*	Form of Warrant Agreement, including form of Warrant Certificate

4.7*	Form of Purchase Contract, including form of Purchase Unit Agreement

5.1**	Opinion of Winston & Strawn LLP.

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of Ernst & Young LLP.

23.3**	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages hereto).

25.1***	Form T-1, Statement of Eligibility of Trustee under the Senior Indenture.

25.2***	Form T-1, Statement of Eligibility of Trustee under the Subordinated Indenture.

107**	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

**	Filed herewith.

***	To be filed separately under electronic form type 305B2, if applicable.

ITEM 17:	UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ball Ground, State of Georgia, on December 5, 2022.

Chart Industries, Inc.

/s/ Jillian C. Evanko
By:	Jillian C. Evanko
Its:	President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Jillian C. Evanko and Herbert G. Hotchkiss, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and substitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do or perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated.

/s/ Jillian C. Evanko Jillian C. Evanko	December 5, 2022	President and Chief Executive Officer and a Director (Principal Executive Officer)

/s/ Joseph R. Brinkman Joseph R. Brinkman	December 5, 2022	Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Singleton B. McAllister Singleton B. McAllister	December 5, 2022	Chairman of the Board

/s/ Paula Harris Paula Harris	December 5, 2022	Director

/s/ Linda Harty Linda Harty	December 5, 2022	Director

/s/ Michael L. Molinini Michael L. Molinini	December 5, 2022	Director

/s/ David M. Sagehorn David M. Sagehorn	December 5, 2022	Director

/s/ Roger Strauch Roger Strauch	December 5, 2022	Director